Filed Pursuant to Rule 424(b)(5)

Registration No. 333-208190

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, no par value	$150,000,000	$150,000,000	$15,105.00

(1)	The registration fee of $15,105 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-208190 filed by the registrant on November 24, 2015.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 24, 2015)

Up to $150,000,000

Common Stock

We have entered into an equity distribution agreement with Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, and RBC Capital Markets, LLC, as sales agents, relating to shares of our common stock, no par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $150,000,000, from time to time, through the sales agents.

Our common stock is traded on the New York Stock Exchange under the symbol “WGL.” The last reported sale price of our common stock on the New York Stock Exchange on November 24, 2015 was $62.40 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The sales agents will make all sales using commercially reasonable efforts consistent with their respective normal trading and sales practices, on mutually agreed terms between such sales agent and us.

The sales agents will receive from us a commission equal to 1.00% of the gross sales price of all shares sold through such agent under the equity distribution agreement. In connection with the sale of the shares of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 1 of the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BB&T Capital Markets	RBC Capital Markets

The date of this prospectus supplement is November 24, 2015.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus relating to this offering. We have not, and the sales agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference herein is accurate only as of the date of the document incorporated. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying prospectus, contains a description of our common stock.

To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents that we previously filed with the Securities and Exchange Commission, or the SEC, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

References in this prospectus supplement to “WGL Holdings,” “we,” “us” and “our” and all similar references are to WGL Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents that are incorporated by reference herein and therein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of the date of this prospectus supplement, and we assume no duty to update them. Factors that could cause actual results to differ materially from forward-looking statements or historical performance include those discussed in Item 1A. “Risk Factors” in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2015 and other reports and information that we file with the SEC, as the same may be updated from time to time by our future filings under the Exchange Act. The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the level and rate at which we incur costs and expenses, and the extent to which we are allowed to recover from customers, through the regulatory process, such costs and expenses relating to constructing, operating and maintaining Washington Gas Light Company’s (Washington Gas) distribution system;

•	the availability of natural gas and electricity supply, interstate pipeline transportation and storage capacity;

•	factors beyond our control that affect the ability of natural gas producers, pipeline gatherers and natural gas processors to deliver natural gas into interstate pipelines for delivery to the entrance points of Washington Gas’ distribution system;

•	security breaches of our information technology infrastructure, including cyber attacks and cyber-terrorism;

•	leaks, mechanical problems, incidents or other operational issues in our natural gas distribution system, including the effectiveness of our efforts to mitigate the effects of receiving low-HHC natural gas;

•	changes and developments in economic, competitive, political and regulatory conditions;

•	unusual weather conditions and changes in natural gas consumption patterns;

•	changes in energy commodity market conditions, including the relative prices of alternative forms of energy such as electricity, fuel oil and propane;

•	changes in the value of derivative contracts and the availability of suitable counterparties;

•	changes in our credit ratings, disruptions in credit market and equity capital market conditions or other factors that may affect our access to and cost of capital;

•	factors affecting the timing of construction and the effective operation of pipelines in which we have invested;

•	the creditworthiness of customers, suppliers and derivatives counterparties;

•	changes in laws and regulations, including tax, environmental, pipeline integrity and employment laws and regulations;

•	legislative, regulatory and judicial mandates or decisions affecting our business operations;

•	the timing and success of business and product development efforts and technological improvements;

•	the level of demand from government agencies and the private sector for commercial energy systems, and delays in federal government budget appropriations;

•	the pace of deregulation of energy markets and the availability of other competitive alternatives to our products and services;

•	changes in accounting principles;

•	our ability to manage the outsourcing of several business processes, including the transition of certain processes to new third party vendors;

•	strikes or work stoppages by unionized employees;

•	acts of nature and catastrophic events, including terrorist acts; and

•	decisions made by management and co-investors in non-controlled investees.

All such factors are difficult to predict accurately and are generally beyond the direct control of WGL Holdings. Readers are urged to use care and consider the risks, uncertainties, and other factors that could affect our business operations.

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. To understand this offering fully prior to making an investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the financial statements and notes to those financial statements incorporated by reference therein and herein. See “Where You Can Find More Information” in the accompanying prospectus. You should also carefully consider the “Risk Factors” sections in this prospectus supplement and in our most recent annual report on Form 10-K, which we have filed with the SEC and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

WGL Holdings, Inc.

WGL Holdings was established on November 1, 2000 as a Virginia corporation. Through our wholly owned subsidiaries, we sell and deliver natural gas and provide energy-related products and services to customers primarily in the District of Columbia and the surrounding metropolitan areas in Maryland and Virginia, although our non-utility segments provide various energy services across the United States. WGL Holdings promotes the efficient use of clean natural gas and renewable energy to improve the environment for the benefit of customers, investors, employees, and the communities it serves. WGL Holdings owns all of the shares of common stock of Washington Gas, Washington Gas Resources Corp., Hampshire Gas Company and Crab Run Gas Company. Washington Gas Resources Corp. owns four unregulated subsidiaries that include WGL Energy Services, Inc., WGL Energy Systems, Inc., WGL Midstream, Inc. and WGSW, Inc.

Our principal executive offices are located at 101 Constitution Avenue, NW, Washington, D.C. 20080, and our telephone number is (703) 750-2000. We maintain a website located at www.wglholdings.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus.

The Offering

Issuer	WGL Holdings

Securities Offered	Shares of our common stock having an aggregate gross offering price of up to $150,000,000.

Use of Proceeds	We intend to use the net proceeds from the sale of our common stock under the equity distribution agreement for general corporate purposes, which may include, without limitation, the reduction of debt, funding for acquisitions of, or investments in, businesses and assets, other capital expenditures, investment in our subsidiaries (including, without limitation, capital contributions to Washington Gas) and for working capital requirements.

Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	An investment in shares of our common stock involves substantial risks, and prospective investors should carefully consider the matters discussed in the “Risk Factors” sections of this prospectus supplement and in our annual report on Form 10-K, as well as the other information that we have filed with the SEC and which is included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

New York Stock Exchange Symbol	“WGL”

RISK FACTORS

Investing in our common stock involves risks. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the “Risk Factors” described in Item 1A of our most recent annual report on Form 10-K for the fiscal year ended September 30, 2015, filed on November 19, 2015, as the same may be updated from time to time by our future filings under the Exchange Act. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements.

Risks Related to This Offering

Future offerings of debt or equity securities, which could rank senior to our common stock, may materially adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which could rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Therefore, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

You may experience significant dilution as a result of this offering, which may adversely affect the per-share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on such proceeds, and cannot be determined at this time.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock under the equity distribution agreement for general corporate purposes, which may include, without limitation, the reduction of debt, funding for acquisitions of, or investments in, businesses and assets, other capital expenditures, investment in our subsidiaries (including, without limitation, capital contributions to Washington Gas) and for working capital requirements. Until the net proceeds from the sale of our common stock have been used, we may invest them temporarily in interest-bearing obligations.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, and RBC Capital Markets, LLC, as our sales agents, relating to sales of our common stock. Upon acceptance of written instructions from us, the sales agents will use their commercially reasonable efforts consistent with their respective sales and trading practices to solicit offers to purchase shares of our common stock, under the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct the sales agents as to the amount of common stock to be sold by them. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the sales agents may suspend the offering of common stock upon proper notice and subject to other conditions.

Each sales agent will provide written confirmation to us no later than the opening of the trading day on the New York Stock Exchange following the trading day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales.

We will pay each sales agent a commission for its services in acting as agent and/or principal in the sale of common stock. The sales agents will be entitled to compensation equal to 1.00% of the gross sales price of all shares sold through such agent under the equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreement, will be approximately $150,000. We have also agreed to reimburse the sales agents for certain of their out-of-pocket expenses.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of common stock.

The sales agents and certain of their affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. The sales agents and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their businesses.

In connection with the sale of our common stock on our behalf, the sales agents may, and will with respect to sales effected in an “at the market offering,” be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the agreement or (2) termination of the equity distribution agreement. The equity distribution agreement may be terminated by the sales agents or us at any time upon 10 days notice, and by the sales agents at any time in certain circumstances, including our failure to maintain a listing of our common shares on the New York Stock Exchange or the occurrence of a material adverse change in our company.

The sales agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The sales agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses. Affiliates of the sales agents may be lenders from time to time under certain of our debt arrangements, and, if so, may receive greater than 5% of the net proceeds of this offering.

LEGAL MATTERS

Certain legal matters in connection with the validity of the common stock will be passed upon for us by Leslie T. Thornton, Esq., our Senior Vice President, General Counsel and Corporate Secretary. Hunton & Williams LLP, New York, NY, will act as counsel to the sales agents with respect to this offering.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s annual report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC into this prospectus. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 on any current report on Form 8-K, unless specifically stated otherwise), including all such documents we may file with the SEC, until the offering under this registration statement is terminated:

•	our annual report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on November 19, 2015;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on January 22, 2015; and

•	description of the common stock of WGL Holdings contained in the registration statement on Form 8-A12B dated and filed with the SEC on October 6, 2000, including any amendments or reports filed with the SEC for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this prospectus or any supplement hereto or any information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of each document.

PROSPECTUS

WGL Holdings, Inc.

Common Stock

We may, from time to time, offer to sell shares of our common stock, no par value per share, in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to our common stock. We will provide specific terms and conditions of any offering of our common stock in prospectus supplements to this prospectus.

We may offer and sell our common stock to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or part, any proposed purchase of securities. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our common stock, the amount of common stock to be purchased by them, and the compensation they will receive. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of our common stock.

WGL Holdings, Inc.’s common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “WGL.”

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. YOU SHOULD CONSIDER THE RISK FACTORS DESCRIBED ON PAGE 1 UNDER “RISK FACTORS” HEREIN AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings the securities described in this prospectus.

This prospectus provides you with a general description of the common stock that we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References in this prospectus to “WGL Holdings,” “we,” “us” and “our” and all similar references are to WGL Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of Common Stock” section of this prospectus, references to “we,” “us” and “our” are to WGL Holdings, Inc. (parent company only) and not to any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. In addition, you may read and copy our SEC filings at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Upon written or oral request, we will provide copies of the foregoing reports without cost to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

WGL Holdings, Inc.

Investor Relations

101 Constitution Avenue, N.W.

Washington, DC 20080

(202) 624-6129

We also make available free of charge on our Internet website at www.wglholdings.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, proxy statements on Schedule 14A, any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any filings that we make with the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement.Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and, where the contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet website listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC into this prospectus. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, after the date of this prospectus and before the date that the offering of our common stock by means of this prospectus is terminated, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 on any current report on Form 8-K, unless specifically stated otherwise), including all such documents we may file with the SEC, until the offering under this registration statement is terminated:

•	our annual report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on November 19, 2015;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on January 22, 2015; and

•	description of the common stock of WGL Holdings contained in the registration statement on Form 8-A12B dated and filed with the SEC on October 6, 2000, including any amendments or reports filed with the SEC for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this prospectus or any supplement hereto or any information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of each document.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus and the documents that are incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of the date of this prospectus, and we assume no duty to update them. Factors that could cause actual results to differ materially from forward-looking statements or historical performance include those discussed in Item 1A. “Risk Factors” in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2015, our quarterly reports on Form 10-Q and other reports and information that we file with the SEC, as the same may be updated from time to time by our future filings under the Exchange Act. The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the level and rate at which we incur costs and expenses, and the extent to which we are allowed to recover from customers, through the regulatory process, such costs and expenses relating to constructing, operating and maintaining Washington Gas Light Company’s (Washington Gas) distribution system;

•	the availability of natural gas and electricity supply, interstate pipeline transportation and storage capacity;

•	factors beyond our control that affect the ability of natural gas producers, pipeline gatherers and natural gas processors to deliver natural gas into interstate pipelines for delivery to the entrance points of Washington Gas’ distribution system;

•	security breaches of our information technology infrastructure, including cyber attacks and cyber-terrorism;

•	leaks, mechanical problems, incidents or other operational issues in our natural gas distribution system, including the effectiveness of our efforts to mitigate the effects of receiving low-HHC natural gas;

•	changes and developments in economic, competitive, political and regulatory conditions;

•	unusual weather conditions and changes in natural gas consumption patterns;

•	changes in energy commodity market conditions, including the relative prices of alternative forms of energy such as electricity, fuel oil and propane;

•	changes in the value of derivative contracts and the availability of suitable counterparties;

•	changes in our credit ratings, disruptions in credit market and equity capital market conditions or other factors that may affect our access to and cost of capital;

•	factors affecting the timing of construction and the effective operation of pipelines in which we have invested;

•	the creditworthiness of customers, suppliers and derivatives counterparties;

•	changes in laws and regulations, including tax, environmental, pipeline integrity and employment laws and regulations;

•	legislative, regulatory and judicial mandates or decisions affecting our business operations;

•	the timing and success of business and product development efforts and technological improvements;

•	the level of demand from government agencies and the private sector for commercial energy systems, and delays in federal government budget appropriations;

•	the pace of deregulation of energy markets and the availability of other competitive alternatives to our products and services;

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•	changes in accounting principles;

•	our ability to manage the outsourcing of several business processes, including the transition of certain processes to new third party vendors;

•	strikes or work stoppages by unionized employees;

•	acts of nature and catastrophic events, including terrorist acts; and

•	decisions made by management and co-investors in non-controlled investees.

All such factors are difficult to predict accurately and are generally beyond the direct control of WGL Holdings. Readers are urged to use care and consider the risks, uncertainties, and other factors that could affect our business operations.

WGL HOLDINGS, INC.

WGL Holdings was established on November 1, 2000 as a Virginia corporation. Through our wholly owned subsidiaries, we sell and deliver natural gas and provide energy-related products and services to customers primarily in the District of Columbia and the surrounding metropolitan areas in Maryland and Virginia, although our non-utility segments provide various energy services across the United States. WGL Holdings promotes the efficient use of clean natural gas and renewable energy to improve the environment for the benefit of customers, investors, employees, and the communities it serves. WGL Holdings owns all of the shares of common stock of Washington Gas, Washington Gas Resources Corp., Hampshire Gas Company and Crab Run Gas Company. Washington Gas Resources Corp. owns four unregulated subsidiaries that include WGL Energy Services, Inc., WGL Energy Systems, Inc., WGL Midstream, Inc. and WGSW, Inc.

Our principal executive offices are located at 101 Constitution Avenue, NW, Washington, D.C. 20080, and our telephone number is (703) 750-2000. We maintain a website located at www.wglholdings.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the information included in, or incorporated by reference into, this prospectus, including the “Risk Factors” described in Item 1A. of our most recent annual report on Form 10-K for the fiscal year ended September 30, 2015, filed on November 19, 2015, and the other reports and information we file with the SEC, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our funds for general corporate purposes and may be used to:

•	meet our working capital requirements;

•	fund possible acquisitions of, or investments in, businesses and assets;

•	fund capital expenditures;

•	repay, refinance or retire debt;

•	invest in our subsidiaries (including, without limitation, capital contributions to Washington Gas); and

•	reimburse funds expended for any of those purposes.

Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the laws of the Commonwealth of Virginia and to our articles of incorporation and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our articles of incorporation and bylaws, each of which is incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain documents from us, including our articles of incorporation and bylaws.

General

WGL Holdings is authorized to issue up to 123,000,000 shares of capital stock, consisting of 120,000,000 shares of common stock, no par value per share, and 3,000,000 shares of preferred stock, no par value per share. As of October 31, 2015, we had 49,831,775 shares of our common stock issued and outstanding. No shares of WGL Holdings preferred stock are currently issued and outstanding. Under Virginia law, shareholders generally are not liable for a corporation’s debts or obligations.

Dividend Rights

Subject to the limitations, if any, specified with respect to any outstanding preferred stock, or any series thereof, holders of our common stock are entitled to receive dividends out of any funds legally available therefor, when and as declared by our board of directors.

Liquidation and Dissolution

Subject to the limitations, if any, specified with respect to any outstanding preferred stock, or any series thereof, in the event of any dissolution, liquidation or winding up of WGL Holdings, whether voluntary or involuntary, holders of our common stock are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock.

Voting Rights of Common Stock

The holders of our common stock have exclusive voting powers, except as expressly provided for under Virginia law, and except as and to the extent otherwise specified with respect to any outstanding preferred stock, or any series thereof. Each holder of our common stock is entitled to one (1) vote for each of share of common stock standing in the name of the holder on the records of WGL Holdings on all matters submitted for action by our shareholders. There is no provision for cumulative voting in the election of directors.

Other Rights

The holders of common stock have no preemptive or conversion rights and our common stock is not subject to any redemption or sinking fund provisions. Our outstanding common stock is fully paid and non-assessable.

Listing

Our common stock is listed on the NYSE under the symbol “WGL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Possible Anti-takeover Effects of Our Articles of Incorporation and Bylaws and Virginia Law

It is not the intent of our board of directors to discourage legitimate offers to enhance shareholder value. Provisions of our articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire the business of WGL Holdings. The following is a list of certain of those provisions:

•	director nominations by shareholders generally must be made at least 60 days prior to the date of the shareholders meeting;

•	vacancies on our board of directors may be filled by a majority of the remaining directors then in office, even if less than a quorum; and

•	business combinations may require the affirmative vote of the holders of at least 80% of the outstanding voting shares.

These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for WGL Holdings on terms that some shareholders might favor. If they discourage potential takeover bids, these provisions might limit the opportunity for shareholders of WGL Holdings to sell their shares at a premium.

Our bylaws also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, only such business will be conducted at a meeting as is:

•	specified in the notice of meeting;

•	otherwise brought before the meeting by or at the direction of our board of directors; or

•	brought before the meeting by a shareholder of record who provided notice in writing to the Secretary prior to the meeting, with the number of days’ required advance notice specified in our bylaws depending on several factors.

These provisions may create an anti-takeover effect by placing restrictions on the content of the issues to be discussed at a shareholder meeting.

In addition, the issuance of authorized but unissued shares of common or preferred stock of WGL Holdings may have an anti-takeover effect. These shares might be issued by our board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, for example by diluting voting or other rights of the proposed acquiror. In this regard, our articles of incorporation grants our board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of our common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other rights designed to impede a takeover.

Shareholder Protection Statutes under Virginia Law

Affiliated Transactions. Under the affiliated transactions provisions of the Virginia Stock Corporation Act, a material acquisition transaction between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder, must be approved by the holders of at least two-thirds of the voting shares not beneficially owned by the interested shareholder. Affiliated transactions subject to this approval requirement include, among others, mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by an interested shareholder by more than five percent. In addition, for three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with such interested shareholder without the approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. These affiliated transactions provisions do not apply if a majority of disinterested directors approves the acquisition of shares that results in the holder becoming an interested shareholder or if the fair market value of consideration exceeds certain thresholds and certain other requirements are met. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out of the Virginia affiliated transaction statute.

Control Share Acquisitions. Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions provisions do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. We have not opted out of the Virginia control share acquisitions statute.

Shareholder Action by Unanimous Consent

Virginia law provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action. Our articles of incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The securities offered pursuant to this prospectus may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; (vi) sales in connection with forward sale, option or other types of agreements with third parties; and (vii) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the validity of the common stock offered hereby will be passed upon for us by Leslie T. Thornton,  Esq., our Senior Vice President, General Counsel and Corporate Secretary.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Up to $150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

November 24, 2015

Wells Fargo Securities	BB&T Capital Markets	RBC Capital Markets